UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 6, 2010

INSMED INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

8720 Stony Point Parkway, Suite 200, Richmond, Virginia	23235
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2010, Insmed Incorporated (the “Company”) effected a business combination transaction with Transave, Inc., a privately-held, NJ-based biopharmaceutical company focused on the development of differentiated, innovative inhaled pharmaceuticals for the site-specific treatment of serious lung infections, pursuant to which Transave, Inc. was merged with and into a wholly owned subsidiary of the Company (the “Transaction”).

In connection with the Transaction, on December 1, 2010, Mr. Steve Glover resigned as Chief Business Officer of the Company, and the Company and Mr. Glover entered into a separation and release agreement (the “Separation Agreement”).  The Separation Agreement provides for the payment of certain severance benefits to Mr. Glover in accordance with a change of control agreement entered into between the Company and Mr. Glover on June 22, 2007.  Such severance benefits include the following: (a) a lump sum payment of $425,250 (less applicable withholding and employment taxes) which amount represents the sum of Mr. Glover’s highest annual base salary while an employee of the Company plus a target maximum bonus amount payable for 2010, (b) the continuation of health and certain other fringe benefits for eighteen months, (c) up to $10,000 of outplacement services and (d) full vesting of outstanding equity awards held by him.  In addition, the Severance Agreement includes a general release of claims against the Company arising out of or related to Mr. Glover’s employment and/or the termination of his employment with the Company.

A copy of the Separation Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.  The foregoing descriptions of the Separation Agreement are qualified in entirety by reference to the full text of the Separation Agreement filed with this Current Report on Form 8-K.

Important Information

The Company intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (the “SEC”) to obtain shareholder approval of the conversion of the Series B Conditional Convertible Preferred Stock issued in the business combination with Transave, Inc. into the Company’s common stock (the “Shareholder Approval”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SHAREHOLDER APPROVAL. The proxy statement, any amendments or supplements to the proxy statement and other relevant documents filed by the Company with the SEC will be available free of charge through the web site maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 1-800-SEC-0330. Free copies of these documents may also be obtained from the Company’s website at www.insmed.com or by writing to: Insmed Incorporated, 8720 Stony Point Parkway, Suite 200, Richmond, Virginia 23235, Attention: Mr. W. McIlwaine Thompson, Corporate Secretary.

The Company and its directors and executive officers are deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Shareholder Approval. Information regarding the Company’s previous directors and executive officers is included in the Company’s definitive proxy statement for its 2010 annual meeting of stockholders held on June 9, 2010, which was filed with the SEC on April 30, 2010. Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed in connection with the Shareholder Approval.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement, dated December 3, 2010, between the Company and Steve Glover.

10.2	Form of change of control agreement (previously filed as Exhibit 10.21 to the Annual Report on Form 10-K for the year ended on December 31, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Insmed Incorporated

Date: December 13, 2010

      By: __/s/Kevin P. Tully__________
      Name: Kevin P. Tully C.G.A.
Title: Executive Vice President & Chief Financial Officer